UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Integral Systems, Inc., a Maryland corporation (the “Company”), with the U.S. Securities and Exchange Commission on February 23, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s policy as to how frequently it will conduct future stockholder non-binding votes on named executive officer compensation. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on February 16, 2011, the Company’s stockholders voted on, among other matters, a non-binding proposal on the frequency of future non-binding votes on named executive officer compensation. As previously reported by the Company, a majority of the votes cast by the stockholders voted, on a non-binding basis, to conduct future non-binding votes on named executive officer compensation every year, consistent with the previously approved recommendation of the Company’s Board of Directors to its stockholders. Accordingly, the Company’s policy is to conduct a non-binding vote on named executive officer compensation every year until the next non-binding vote on the frequency of future non-binding votes on named executive officer compensation.

Note that on May 15, 2011, the Company entered into an Agreement and Plan of Merger with Kratos Defense & Security Solutions, Inc. (“Kratos”) and certain related entities (the “Merger”) that, if completed, will result in the Company becoming a wholly owned subsidiary of Kratos. Thus, if the Merger is completed, the Company does not expect to hold future annual meetings of its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: July 18, 2011	By:	/s/ R. Miller Adams
	Name:	R. Miller Adams
	Title:	General Counsel, Executive Vice President for
Corporate Affairs and Corporate Secretary